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














THE NATIONAL GRID USA COMPANIES'
INCENTIVE THRIFT PLAN I












                                   Amended and Restated Document #2
      TABLE OF CONTENTS


ARTICLE 1.  INTRODUCTION1
     1.1.  In General1
     1.2.  Nantucket Plan Merger1
     1.3.  Defined Terms1

ARTICLE 2.  PARTICIPATION2
     2.1.  Date of Participation2
     2.2.  Participation by Former Nonparticipating Employees2
     2.3.  Duration of Participation2

ARTICLE 3.  CONTRIBUTIONS.3
     3.1.  Elective Contributions3
     3.2.  Form and Manner of Elections3
     3.3.  Basic Matching Contributions3
     3.4.  Discretionary Matching Contributions3
     3.5.  Change in Control or Major Transaction4
     3.6.  Qualified Nonelective Contributions4
     3.7.  Rollover Contributions5
     3.8.  After-tax Contributions5
     3.9.  Transfer Contributions5
     3.10. Time for Making Contributions5
     3.11. Crediting of Contributions5
     3.12. Certain Limits Apply6
     3.13. Return of Contributions6
     3.14. Establishment of Trust6

ARTICLE 4.  PARTICIPANT ACCOUNTS7
     4.1.  Accounts7
     4.2.  Adjustment of Accounts7
     4.3.  Investment of Accounts7
     4.4.  Appointment of Investment Manager or Named Fiduciary9
     4.5.  Transfers From Other Plans9

ARTICLE 5.  VESTING OF ACCOUNTS10
     5.1.  Immediate Vesting of Certain Accounts10

ARTICLE 6.  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE.11
     6.1.  Hardship Withdrawals11
     6.2.  Withdrawals After Age 59&half;12
     6.3.  Withdrawals Before Age 59&half;12
     6.4.  Required Minimum Distributions12
     6.5.  Restrictions on Certain Distributions12
     6.6.  Distributions Required by a Qualified Domestic Relations Order13
     6.7.  Certain Dispositions13
     6.8.  Spousal Consent to Withdrawals by Certain Former
           Participants in Other Plans13

ARTICLE 7.  LOANS TO PARTICIPANTS15
     7.1.  In General15
     7.2.  Rules and Procedures15
     7.3.  Maximum amount of loan; Maximum number of loans15
     7.4.  Minimum amount of loan15
     7.5.  Note; security; interest15
           7.6.  Repayment16
     7.7.  Repayment upon distribution16
     7.8.  Default16
     7.9.  Nondiscrimination17
     7.10. Adjustment of Accounts17
     7.11. Spousal Consent to Loans to Certain Former Participants in Other Plans17
     7.12. Loans Upon Termination of Employment During Company
           Restructuring17

ARTICLE 8.  BENEFITS UPON DEATH OR SEPARATION FROM SERVICE19
     8.1.  Separation from Service for Reasons other than Death19
     8.2.  Time of Distributions19
     8.3.  Distributions After a Participant's Death or Disability.20
     8.4.  Designation of Beneficiary20
     8.5.  Optional Forms of Benefit21
     8.6.  Distributions Upon Required Beginning Date22
     8.7.  Direct Rollovers of Eligible Distributions22
     8.8.  Special Rules for Former Participants in Merged Plans23

ARTICLE 9.  VOTING AND DISPOSITION OF SHARES25
     9.1.  Voting of Shares25
     9.2.  Tender or Exchange Offers25
     9.3.  Cash Out Merger25
     9.4. Investment of Proceeds of Tender Offer, Shares Received in Exchange Offer26
     9.5.  Investment Following Cash Out Merger26
     9.6.  Confidentiality of Instructions26

ARTICLE 10.  ADMINISTRATION.27
     10.1.  Administrator27
     10.2.  Powers of Administrator27
     10.3.  Action27
     10.4.  Authority to Act28
     10.5.  Effect of Interpretation or Determination28
     10.6.  Reliance on Tables, etc28
     10.7.  Claims and Review Procedures28
          10.8.  Denied Claims28
     10.9.  Liability for Acts29
     10.10. Indemnification of Administrator and Assistants29
     10.11. Examination of Records29
     10.12. APRSC Procedures.29

ARTICLE 11.  AMENDMENT AND TERMINATION.30
     11.1.  Amendment30
     11.2.  Termination30
     11.3.  Distributions upon Termination of the Plan31
     11.4.  Merger or Consolidation of Plan; Transfer of Plan Assets31

ARTICLE 12.  LIMITS ON CONTRIBUTIONS32
     12.1.  Code Section 404 Limits32
     12.2.  Code Section 415 Limits32
     12.3.  Code Section 402(g) Limits33
     12.4.  Code Section 401(k)(3) Limits35
     12.5.  Code Section 401(m) Limits39

      ARTICLE 13.  SPECIAL TOP-HEAVY  PROVISIONS.43
     13.1.  Provisions to apply43
     13.2.  Minimum Contribution43
     13.3.  Adjustment to Limitation on Benefits44
     13.4.  Definitions44

ARTICLE 14.  MISCELLANEOUS.47
     14.1.  Exclusive Benefit Rule47
     14.2.  Limitation of Rights47
     14.3.  Nonalienability of Benefits47
     14.4.  Rules for Withdrawals and Distributions47
     14.5.  USERRA Compliance47
     14.6.  Miscellaneous Employer Contribution47
     14.7.  Governing law48

ARTICLE 15.  DEFINITIONS.49
     15.1.  "Accounts"49
     15.2.  "Administrator"49
     15.3.  "Annual Base Rate"49
     15.4.  "Base Compensation"49
     15.5.  "Basic Matching Contribution" 49
     15.6.  "Beneficiary"49
     15.7.  "Benefits Appeal Committee" 49
     15.8.  "Benefits Committee"49
     15.9.  "Board"49
     15.10.  "Business Day"49
     15.13.  "Code"49
     15.14.  "Compensation"51
     15.15.  "Computation Period"51
     15.16.  "Contribution Agreement"51
     15.17.  "Discretionary Matching Contribution"51
     15.18.  "Elective Contribution"51
     15.19.  "Eligible Employee"52
     15.20.  "Employee52
     15.21.  "Employer"52
     15.22.  "Employer Account"52
     15.24.  "ERISA"52
     15.25.  "ESOP"52
     15.26.  "ESOP Transfer Account"52
     15.27.  "FAPP I"53
     15.28.  "Financial Objective"53
     15.29.  "Goals Program"53
     15.30.  "Highly Compensated Employee"53
     15.31.  "Highly Compensated Participant"53
     15.33.  "Investment Date"54
     15.34.  "Investment Fund"54
     15.35.  "Matching Contributions"54
     15.36.  "Major Transaction"54
     15.37.  "New England Electric System"55
     15.38.  "NEES Board"55
     15.39.  "NEES Share Fund"55
     15.40.  "Nonparticipating Employee"56
     15.41.  "Normal Retirement Age"56
     15.42.  "Officer"56
     15.43.  "Participant"56
     15.44.  "Participant Account"57
     15.45.  "Plan Year"57
           15.46.  "Person"57
     15.47.  "Prior Plan"57
     15.48.  "Qualified Domestic Relations Order"57
     15.49.  "Qualified Nonelective Contribution"57
     15.50.  "Regulation"57
     15.51.  "Required Beginning Date"57
     15.52.  "Rollover Contribution"57
     15.53.  "Rollover Account"57
     15.54.  "Section"58
     15.55.  "Shares"58
     15.56.  "System"58
     15.57.  "Trust"58
     15.58.  "Trustee"58
     15.59.  "Trust Fund"58
     15.60.  "Year of Service for Participation"58

SUPPLEMENT A59

      ARTICLE 1.  INTRODUCTION.

     1.1. In General. This document amends and restates the provisions of the New England Electric System Companies Incentive Thrift Plan I effective April 10, 2000 or the effective date of the merger of New England Electric System with the National Grid Group PLC, if earlier; furthermore, this document will rename the Plan the National Grid USA Companies' Incentive Thrift Plan I effective upon the merger of New England Electric System with the National Grid Group PLC. The original effective date of the Plan is January 1, 1980. Except as specifically provided herein, the rights to benefits with respect to Participants or former Participants who do not complete an Hour of Service on or after the effective date of this document shall be determined under the applicable provisions of the Plan as in effect from time to time prior to their termination of employment. The Plan and its related Trust are intended to qualify as a Discretionary Matching plan and trust under Code section 401(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The provisions of the Plan and the Trust shall be construed and applied accordingly. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA. If at any time the Internal Revenue Service issues a determination that the Plan, as amended, fails to be qualified under the Code, the portions of the restatement that resulted in the adverse determination shall be of no force and effect and the Plan shall continue as in effect under the prior provisions of those so voided.

     1.2. Nantucket Plan Merger. Effective October 1, 1996, Supplement A as set forth in the Amendment as of October 1, 1996 shall form a part of the Plan. Supplement A sets forth special provisions of the Plan pertaining to the merger of that portion of the Nantucket Electric Company 401(k) Plan attributable to the "Nantucket Nonunion Employees" (as such term is defined in Supplement A) with and into the Plan. All capitalized terms contained in Supplement A shall have the meanings set forth in the Plan, unless the context clearly requires otherwise.

     1.3. Defined Terms. Capitalized terms used in the provisions of the Plan have the meanings given them under Article 14.


ARTICLE 2.  PARTICIPATION.

     2.1. Date of Participation. Each Eligible Employee may become a Participant under the Plan, for purposes of determining eligibility to make Elective Contributions, effective upon a payroll date following the day he or she becomes an Eligible Employee, by enrolling in the Plan in accordance with procedures prescribed by the Benefits Committee. For purposes of determining eligibility to receive Matching Contributions, each Eligible Employee shall become a Participant as of the Entry Date continuing with or next following the day he or she completes a Year of Service for Participation, provided that he or she is an Eligible Employee on such Entry Date.

     2.2. Participation by Former Nonparticipating Employees. Any person who becomes an Eligible Employee, and who was a Nonparticipating Employee on the day before becoming an Eligible Employee, may join the Plan immediately upon becoming an Eligible Employee, or on the first of any month thereafter, provided he or she is an Eligible Employee on such Entry Date.

           2.3.  Duration of Participation.  An individual who has become a
Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions shall be made with respect to a Participant who is not an Eligible Employee. A Participant or former Participant who is reemployed as an Eligible Employee shall again become eligible to make Elective Contributions immediately upon reemployment and receive Matching Contributions at such time provided he or she had been previously eligible to receive Matching Contributions.


ARTICLE 3.  CONTRIBUTIONS.

     3.1. Elective Contributions. Each Participant may enter into a Contribution Agreement with his or her Employer specifying that a percentage of Compensation or Base Compensation in half percentage points (effective January 1, 2000, expressed in whole percentage points) for that portion of a Plan Year during which he or she is a Participant will be contributed to the Trust as an Elective Contribution. By agreeing to Elective Contributions, the Participant shall agree to a reduction in pay in the amount designated and the Employer shall agree in consideration of such reduction to contribute an equivalent amount to the Trust to be allocated to such Participant's Elective Contribution Account.

     3.2. Form and Manner of Elections. Each Contribution Agreement shall be in the form prescribed or approved by the Benefits Committee (including, if approved, on-line computer or telephonic enrollment). Any establishment, change, or revocation of a Contribution Agreement shall be made at such times, in such manner, and with such prior notice as the Benefits Committee may prescribe in its discretion. A Contribution Agreement shall be effective as soon as practicable with respect to Compensation payable on and after such date as may be specified (but no earlier than the date the Agreement is entered into). The Benefits Committee shall determine the minimum and maximum percentages that Participants can reduce their pay in accordance with annual addition limitations under the Code.

     3.3. Basic Matching Contributions. Each Employer will make a Basic Matching Contribution to the Trust for the benefit of each Participant on whose behalf it made Elective Contributions for the period. No Basic Matching Contribution shall be based on Elective Contributions made during periods that the Participant was not eligible to receive Matching Contributions. For Plan Years prior to January 1, 2000, the amount of the Basic Matching Contribution made by an Employer for the Plan Year shall be equal to 40% of the Elective Contributions made on behalf of the Participant for the Plan Year which do not exceed the first 5% of the Participant's Base Compensation for the Plan Year. No Basic Matching Contributions shall be made with respect to Elective Contributions which exceed the first 5% of the Participant's Base Compensation for the Plan Year.

     For Plan Years beginning on or after January 1, 2000, the amount of the Basic Matching Contribution made by an Employer for the Plan Year shall be equal to 100% of the Elective Contributions made on behalf of the Participant for the Plan Year which do not exceed the first 2% of the Participant's Base Compensation for the Plan Year, and 75% of the Elective Contribution made on behalf of the Participant for the Plan Year with respect to the next 4% of the Participant's Base Compensation for the Plan Year.
           3.4.  Discretionary Matching Contributions.  For Plan Years prior to
January 1, 2000, as soon as practicable after the close of a Plan Year, each Employer will contribute a Discretionary Matching Contribution to the Trust.
If made, the amount of the Discretionary Matching Contribution shall be equal to the appropriate percentage of the Elective Contributions made on behalf of the Participant which shall not exceed the first 5% of the Participant's Base Compensation for the Plan Year. For purposes of the preceding sentence, the "appropriate percentage" shall be: 0% if the middle Financial Objective is not met; 30% if the middle Financial Objective is met or exceeded, provided that the third tier Financial Objective is not met; or 60% if the third tier Financial Objective is met or exceeded. If the financial performance falls between the middle Financial Objective and the third tier Financial Objective, the applicable percentage shall be determined ratably between 30% and 60%. No Discretionary Matching Contribution shall be based upon Elective Contributions made during periods that the Participant was not eligible to receive Matching Contributions.

     3.5. Change in Control or Major Transaction. For Plan Years before January 1, 2000, notwithstanding Sections 3.3 and 3.4 above, in the event of a Change in Control or Major Transaction, in lieu of any further Employer contributions for the year in which the event occurs, each Employer shall make a Plan contribution within 30 days of consummation of the Change in Control or of the transaction approved by the Major Transaction in an amount equal to (a) times (b) less (c), where

     (a) is the Participant's cumulative Base Compensation at the date of said consummation;

     (b) is the average of the Basic Matching Contribution plus Discretionary Matching Contribution percentages made for the Participant for the last three years prior to the year in which the consummation occurs; and

     (c) is the total Matching Contribution plus Discretionary Matching Contribution made on behalf of the Participant for that year through the date of the consummation.

Further, the Employer shall make a cash payment to the Participant from its general assets equal to (i) the Participant's Annual Base Rate times (b) above, less (ii) the total Employer contribution for the year, including the amount contributed under the foregoing sentence.

     3.6. Qualified Nonelective Contributions. To the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, the Board, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed by each Employer. If the Board determines that a Qualified Nonelective Contribution shall be made, each Employer shall contribute its designated portion. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the Qualified Nonelective Accounts of all Participants who are eligible to receive Elective Contributions for the Plan Year, in proportion to their relative amounts of Compensation for the Plan Year. Qualified Nonelective Contributions shall be fully vested and subject to the same distribution rules as Elective Contributions as of the time such Qualified Nonelective Contributions are made to the Plan.

     3.7. Rollover Contributions. An Employee and, under certain limited circumstances designated by the Benefits Committee, retiree participants may make a Rollover Contribution to the Plan upon demonstration to the Administrator that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code. Rollover Contributions shall be allocated and credited to a Rollover Account for the benefit of the individual making the Rollover Contribution. Each Employee will at all times have a fully vested and nonforfeitable interest in the amount credited to his or her Rollover Account. An Employee who makes a Rollover Contribution to the Plan will not become a Participant until he or she has satisfied the requirements of Article 2. However, such an Employee shall be treated as a Participant with respect to his or her interest in his or her Rollover Account, for purposes of Articles 6, 7, 8, 9, 10 and 13 and Section 4.3. A Participant's Rollover Account also includes amounts transferred from the Participant's Goals Program account, if any, and all income, gains, and losses attributable thereto. An Employee may not roll into this Plan amounts attributable to distributions from the Employer Account which distributions occurred since the Employee's most recent date of hire.

     3.8. After-tax Contributions. Employee after-tax contributions are neither required nor permitted. However, if a Participant (i) made after-tax contributions under a plan that is merged into this Plan, or from which accounts have been transferred to this Plan, or (ii) has a pre-existing Participant Account under the Plan, then such contributions shall be maintained, or continued to be maintained, under the Plan in a Participant Account for such Participant.

     3.9. Transfer Contributions. Any assets that were transferred from the ESOP to the Plan shall be held in the Trust Fund as a transfer contribution for the benefit of those individuals that held an account under the ESOP immediately prior to said transfer. After-tax contributions under the ESOP shall continue to be identified as such under the Plan.

     3.10. Time for Making Contributions. Elective Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within 15 business days after the end of the month for which the Compensation to which such contributions relate is paid. Any Basic Matching Contributions, Discretionary Matching Contributions or Qualified Nonelective Contributions for a Plan Year will be contributed to the Trust at such time as the Employer determines, but in any event no later than the time prescribed by law (including extensions) for filing the Employer's federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions, Basic Matching Contributions, and Discretionary Matching Contributions for a Plan Year must be made no later that the last day of the 12-month period immediately following the Plan Year.

     3.11. Crediting of Contributions. Each type of contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contribution as of the Business Day coinciding with or next following the date the contributions are received by the Trustee (but in no event later than the last Business Day of the Plan
Year).

     3.12. Certain Limits Apply. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code sections 401(a)(26), 410(b), and 416, as also further described elsewhere in the Plan.

     3.13. Return of Contributions. If any contribution by an Employer to the Trust is

     (a)  made by reason of a good faith mistake of fact, or

     (b)  believed by the Employer in good faith to be deductible under Code section 404, but the deduction is disallowed,

the Trustee shall, upon request by the Employer, return to the Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.14. Establishment of Trust. The Board has established a Trust to accept and hold contributions made under the Plan. The Trust shall be governed by an agreement between the Board and the Trustee the terms of which shall be consistent with the Plan provisions and intended qualification under Code sections 401(a) and 501(a). The Trust agreement shall provide New England Power Service Company the authority to amend or terminate the Trust agreement or to change the Trustee and to settle accounts of the Trustee on behalf of all persons having an interest in the Trust Fund. To the extent permitted by the Benefits Committee, shares held by the Trustee will be eligible to participate in the New England Electric System Dividend Reinvestment and Common Share Purchase Plan.

ARTICLE 4.  PARTICIPANT ACCOUNTS.

     4.1. Accounts. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, as necessary, an Elective Contribution Account (also known as the "Salary Reduction Account"), Employer Account (for Basic Matching Contributions and Discretionary Matching Contributions), Participant Account, Rollover Account, ESOP Transfer Account, and such other accounts and subaccounts as the Administrator or the Trustees, as the case may be, in their discretion deem appropriate.

     4.2. Adjustment of Accounts. As of each Business Day, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

     (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Business Day; and

     (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Business Day.

Income, expense, gain and loss which is generated by a particular investment option within the Trust shall be allocated to an Account participating in such investment option in the ratio to which the portion of the Account which is invested in the investment option bears to the entire amount of Trust assets invested in such investment option. Any expenses relating to a specific
      Account or Accounts, including without limitation, commissions or sales charges with respect to an investment in which the Account participates, but excluding brokerage commissions for stock, may be charged solely to the particular Account or Accounts. Accounts holding stock shall generally be maintained and expressed in terms of the number of shares allocated to the Account. A Participant's holdings in an Account(s) shall include all transactions completed as of the previous Business Day; provided, however, to the extent the purchase or sale of Shares for a particular transaction takes more than one Business Day to complete, Participants' Accounts need not reflect said transaction until all Share purchases or sales under the particular transaction, as applicable, have been completed; provided, further, a Participant's Account(s) need not reflect dividends declared on Shares until all Share purchases with the particular dividends have been completed.

     4.3.  Investment of Accounts.

     (a) In general. Subject to Section 4.3(b) and (c) below, a Participant's Accounts shall be invested by the Trustee as the Participant (or Beneficiary, in the event of such Participant's death) directs, in a manner approved by the Administrator, from among such funds or investment alternatives as the Administrator may make available from time to time. Any investment direction given by a Participant (or a Beneficiary) shall be deemed to be a continuing direction until changed by such Participant (or Beneficiary). Any changes to such directions may be made in accordance with the procedures for such changes as may be prescribed by the Administrator. A Participant's failure to provide an initial investment direction with respect to an Account under this paragraph (a) to the Administrator within the time period established by the Administrator shall constitute a direction by such Participant to invest his or her contributions in the Investment Fund with the most safety as to principal. Investment of contributions, transfers, reallocations, and reinvestment earnings in the Investment Funds shall be made as soon as practicable; provided, however, that investment of contributions in the NEES Share Fund, if such Shares are being purchased from the System, shall be made as of an Investment Date, but for administrative reasons need not be effected until up to 10 Business Days after the related Investment Date.

     (b) Notwithstanding Section 4.3(a) above, a Participant's Employer Account and ESOP Transfer Account shall be remitted to the Trustee for investment in Shares; provided that after a Cash Out Merger a Participant's Employer Account and ESOP Transfer Account may be invested in the Investment Fund or Funds selected by the Participant until such time and to the extent that an Officer directs that future Basic Matching Contributions be invested in another form of Shares.

     (c) ERISA section 404(c) status. The Plan is intended to constitute a plan described in section 404(c) of ERISA and the regulations thereunder except as said section relates to the investment in employer securities. With the exception of contributions made to a Participant's Employer Account and ESOP Transfer Account, which are required to be invested in Shares, the Plan offers Participants the opportunity to exercise control over the assets contributed and accumulated on their behalf under the Plan by: allowing them to choose, from a broad range of investment alternatives, the manner in which these assets will be invested; and by providing them with information necessary to make informed decisions with respect to the investment options under the Plan and the incidents of ownership that arise from these investments. The fiduciaries of the Plan are obligated (with certain limited exceptions) to comply with these instructions. As a result of the foregoing, fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant.

     (d) A Participant may reallocate among investment media her/his existing Employer Account or ESOP Transfer Account any time after termination of employment, retirement, or the occurrence of a Cash Out Merger as set forth in
Section 9.3; provided, however, that following a Cash Out Merger, amounts directed to be invested in another form of Shares in accordance with this
Section 4.3 may not be reallocated except after termination of employment or retirement.

     4.4. Appointment of Investment Manager or Named Fiduciary. The Administrator may appoint in writing one or more investment managers or other "named fiduciaries" (within the meaning of ERISA section 402(a)(2)) to manage the investment of all or designated portions of the assets held in the Trust. The appointment shall be effective upon acknowledgment in writing by the investment manager or other named fiduciary that it is a fiduciary with respect to the Plan. An investment manager must be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.

     4.5.  Transfers From Other Plans.

     (a) Unless otherwise provided herein, in the event another plan is merged into the Plan, or accounts are otherwise transferred to the Plan from another plan, the assets transferred to the Plan shall be allocated as follows:

     (i) Assets attributable to an individual's elective contributions and qualified nonelective contributions (if any) shall be allocated to an Elective Contribution Account for his or her benefit under the Plan;

     (ii) Assets attributable to other employer contributions (if any) including employer matching contributions shall be allocated to an account under the Plan with similar characteristics or placed in a separate subaccount; and

     (iii) Assets attributable to an individual's after-tax contributions (if any) shall be allocated to a Participant Account for his or her benefit under the Plan.

The assets transferred may be separately accounted for in sub-accounts under the Plan as determined to be necessary by the Administrator in order to administer the provisions of Articles 5, 6, 7 and 8. Unless otherwise provided in an acquisition agreement between an Employer and the employer maintaining such transferor plan, all assets transferred under this Section shall be invested in funds designated by the Administrator.

     (b) Any individual for whom accounts have been transferred under this Section and who has not become a Participant under Section 2.1 shall be treated as a Participant for purposes of Articles 4, 5, 8, 10, 11 and 14 and, so long as he or she is an Employee, Articles 6 and 7.
      ARTICLE 5.  VESTING OF ACCOUNTS.

     5.1. Immediate Vesting of Certain Accounts. A Participant will at all times be 100% vested in his or her Elective Contribution Account, Employer Account, Participant Account (if any), ESOP Transfer Account and Rollover Account.


ARTICLE 6.  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE.

     6.1.  Hardship Withdrawals.

     (a) Immediate and heavy financial need. A Participant may request a hardship withdrawal from his or her Elective Contribution Account pursuant to this Section 6.1. Upon receipt of such request, the Administrator shall determine whether the Participant has an immediate and heavy financial need based on all relevant facts and circumstances, including whether the need is arising from

     (i) expenses for medical care described in Code section 213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code section 152);

     (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

     (iii) the payment of tuition and related expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code section 152); or

     (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written information furnished by the Participant. Such information must also indicate the amount of such need. The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Upon determination that such need exists, the Administrator will direct the Trustees to pay such Participant the amount which the Administrator determines is necessary to satisfy the need pursuant to Section 6.1(b) below, up to the amount of the Participant's nonforfeitable interest in his or her Accounts (determined under Article 5), except that no withdrawal under this Section 6.1 shall be made from any income allocable to Elective Contributions earned after December 31, 1988.

     (b) Distribution of amount necessary to meet need. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Employers, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship.
           (c)  Effect of hardship distribution.  If a Participant receives a hardship distribution, then any Elective Contribution election, or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other qualified plan maintained by an Employer shall be suspended for the 12-month period beginning near in time to the date the Participant receives the distribution, and the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Employers for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under Code section 402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

     6.2. Withdrawals After Age 59&half;. A Participant who is an Employee and has attained age 59&half; may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant's vested portion of the particular Account. Distribution will be made as soon as practicable following the Administrator's receipt of notice of the withdrawal.

     6.3. Withdrawals Before Age 59&half;. A Participant who is an Employee and has not attained age 59&half; may withdraw the entire amount from his or her Accounts (other than his or her Elective Contribution Account), or any portion thereof; provided that amounts withdrawn from his or her Employer Account must have been held under such account for at least two years.

     6.4. Required Minimum Distributions. In the case of a Participant who remains an Employee on or after his or her Required Beginning Date, such Participant's Accounts will be distributed beginning on his or her Required Beginning Date in accordance with the applicable requirements of Code section 401(a)(9) and the regulations promulgated thereunder. Distribution to a Beneficiary shall be completed not later than the fifth anniversary of the Participant's death; and further, if the Participant had received a distribution on or after April 1 of the calendar year following the calendar year the Participant turned age 70&half;, any remaining distribution to a Beneficiary shall be completed at least as rapidly as distributions would have been completed to the Participant.

     6.5. Restrictions on Certain Distributions. In the case of a Participant whose Accounts are valued in excess of $5,000 (or such greater amount as may be provided pursuant to Code section 411(a)(11)) and who has not yet attained age 62, no distribution may be made to the Participant under this Article unless

     (a) between the 30th and 90th day prior to the date distribution is to be made, the Administrator notifies the Participant in writing that he or she may defer distribution until age 62 and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

     (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her.

For purposes of this Section, a Participant's Accounts will be considered to be valued in excess of $5,000 if the value of his or her Accounts exceeds such amount at the time of the distribution in question or, for distributions before March 2, 1999, exceeded such amount at the time of any prior distribution to (or withdrawal by) the Participant under the Plan. A Participant may waive or reduce the 30-day period prescribed above to the extent permitted by Code section 411(a)(11) and regulations thereunder.

     6.6. Distributions Required by a Qualified Domestic Relations Order. To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from the vested portion of a Participant's Accounts to alternate payees named in such order in a single sum, or in such other form available under the Plan as set forth in the Qualified Domestic Relations Order, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan. Otherwise, the assigned proceeds shall be maintained in a separate account with all applicable withdrawal, distribution and reallocation rights. The Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such orders.

     6.7. Certain Dispositions. In connection with the disposition by an Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation, or the disposition of an Employer's interest in a subsidiary to an unrelated entity, distribution of the entire vested Account balance of an Employee who continues employment with the acquirer may be made to the Employee in a single sum, but only if the acquirer does not maintain the Plan after the disposition, and only if such distribution is otherwise made in accordance with Code section 401(k)(10).

     6.8. Spousal Consent to Withdrawals by Certain Former Participants in Other Plans.

     (a) In addition to the rights to take withdrawals prior to separation from service as described in Sections 6.1 and 6.2, in the case of a Participant for whom amounts have been transferred under Section 4.5, the Participant shall be entitled to take withdrawals hereunder in the circumstances in which withdrawals prior to separation from service would have been permitted under the transferor plan.

     (b) In the case of a married Participant for whom amounts have been transferred under Section 4.5 from another plan which provided an annuity form of payment, no withdrawal may be made under Sections 6.1 or 6.2 unless (a) his or her spouse consents in writing to such withdrawal, such consent acknowledges the effect of the withdrawal, and is witnessed by a Plan representative or a notary public, and such consent specifies the form of the withdrawal (i.e., a lump sum cash payment) or (b) it is established to the satisfaction of the Administrator that the foregoing consent may not be obtained because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe.


ARTICLE 7.  LOANS TO PARTICIPANTS

     7.1. In General. Upon the request of an Eligible Borrower in the form approved or prescribed by the Benefits Committee (including, if applicable, by means of telephone, computer or other paperless media), and subject to the conditions of this Article 7, the Administrator shall direct the Trustees to make a loan from the Trust to such Eligible Borrower. For purposes of this
Article 7, an "Eligible Borrower" shall mean (i) a Participant in the Plan who is an Employee, or (ii) a former Employee, or a Beneficiary of a deceased former Employee, for whom an Account is maintained under the Plan who is a "party in interest" with respect to the Plan within the meaning of ERISA
Section 3(14).

     7.2. Rules and Procedures. The Benefits Committee shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor's Regulations Section 2550.408b-1(d).

     7.3. Maximum amount of loan; Maximum number of loans. The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

     (a) The amount of the loan, together with all loans (if any) outstanding under this or any other qualified retirement plan of the Administrator or any Employer, shall not exceed $50,000 reduced by the excess of (1) the highest outstanding loan balance(s) of the Eligible Borrower from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (2) the Eligible Borrower's outstanding loan balance from such plans immediately prior to the loan.

     (b) The amount of the loan shall not exceed 50% of the Eligible Borrower's vested interest in his or her Accounts, determined as of the Business Day immediately preceding the date of the loan.

The Benefits Committee shall establish the maximum number of loans an Eligible Borrower may have outstanding at any one time. The Benefits Committee may also establish a maximum loan amount for the Plan that is less than (a) and
(b) above.

     7.4. Minimum amount of loan. The Benefits Committee shall establish the minimum amount of any single loan under this Plan in a manner consistent with regulations promulgated by the Department of Labor and the Internal Revenue Service.

     7.5. Note; security; interest. Each loan shall be evidenced by a note signed by the Eligible Borrower. The note evidencing a loan to an Eligible Borrower under this Article shall be an asset of the Trust which is allocated to the Accounts of such Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest. Each loan shall be secured by that portion of the Eligible Borrower's Accounts represented by the note, not to exceed 50% of his or her vested interest in his or her Accounts (determined as of the date of the loan). The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

     7.6. Repayment. Each loan made to an Eligible Borrower who is receiving regular payments of compensation from an Employer shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. In each
      case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to exceed five years (or twenty-five years where the loan proceeds are to be used to purchase the Eligible Borrower's principal residence at the discretion of the Administrator), with substantially level amortization (as that term is used in Code section 72(p)(2)(C)). An Eligible Borrower may prepay all, but not less than all, of his or her loan at any time, without penalty, by paying the loan principal then outstanding together with interest accrued and unpaid to the date of payment. The Benefits Committee may provide special procedures for loan repayments by Participants affected by leaves of absences, long-term disability, workers compensation, work stoppages, or similar circumstances, in accordance with Code section 72(p) and the applicable regulations.

     7.7. Repayment upon distribution. If, at the time benefits are to be distributed to an Eligible Borrower or his or her Beneficiary with respect to a termination of employment, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full, which balance must be repaid within 60 days of termination. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the time distributions to the Eligible Borrower with respect to a termination of employment are to be paid or commence.

     7.8. Default. In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Article, if such default continues for more than 90 days, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant's Accounts, starting with the individual's Participant Account, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan; provided that the loan amount shall continue to be treated as outstanding and accruing interest for purposes of applying the limitations set forth under Section 7.3 with respect to subsequent loans. In no event shall the Administrator apply the Eligible Borrower's Accounts to satisfy the Participant's repayment obligation, whether or not the Participant is in default, unless the amount so applied otherwise could be distributed in accordance with this Plan and Code section 401(k)(2)(B)(i). Notwithstanding any other provisions of this Plan to the contrary, upon a default, all Elective Contributions to this Plan shall be suspended until twelve months following the default.

     7.9. Nondiscrimination. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.

     7.10. Adjustment of Accounts. Loans shall be made in order against the following Accounts: Elective Contribution; Rollover; Participant; ESOP Transfer; and Employer. If said Accounts are invested in more than one Investment Fund, the proceeds for the loan shall be taken from the Investment Funds in accordance with procedures established by the Benefits Committee.

     The amount of the loan shall be transferred to a special sub-account for the Participant. Interest due will be added to this account as accrued. Loan repayments shall be credited to this account and, as provided below, to the Account(s) of the Participant equal to the principal and interest paid.

     Loan repayments shall be credited on a pro-rata basis to the Account(s) from which the loan proceeds were taken with interest allocated proportionately. Repayment proceeds shall be invested in the Investment Fund or Funds in accordance with the Participant's regular investment election at the time of repayment; provided, however, proceeds credited to the Employer Account or ESOP Transfer Account shall be invested in Shares; further provided, in the event of a Cash Out Merger, proceeds credited to a Participant's Employer Account and ESOP Transfer Account shall be invested in accordance with the Participant's regular investment election.

     7.11. Spousal Consent to Loans to Certain Former Participants in Other Plans. In the case of a married Participant for whom amounts have been transferred under Section 4.5 from a transferor plan which provided for an annuity form of payment under Section 8.7 or under the transferor plan, no loan for which transferred proceeds are used to fund the loan shall be made unless (a) the Participant's spouse consents in writing to such loan and to the use of the Participant's Accounts as security for the loan, and such consent acknowledges the use of the Accounts as security, is witnessed by a Plan representative or a notary public, and is provided no more than 90 days before the date on which the Loan is to be secured by the Accounts, or (b) it is established to the satisfaction of the Administrator that the foregoing consent may not be obtained because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe.

     7.12.  Loans Upon Termination of Employment During Company
Restructuring. Notwithstanding Section 7.7, a Participant who, upon termination of employment, either receives severance benefits under the New England Electric System Companies Special Severance Plan for Non-Union Employees dated March 1, 1998, or is employed by U.S. Generating Company, may continue to re-pay her/his outstanding loan for up to one year following termination of employment. In addition to the default provisions of 7.8, a default will occur by a Participant who is eligible to make a loan repayments under this Section 7.12 but fails to make a scheduled payment after her/his last day of employment. Upon such a default, the total outstanding balance of the loan shall become a deemed distribution and no further installment payments will be accepted.


ARTICLE 8.  BENEFITS UPON DEATH OR SEPARATION FROM SERVICE

     8.1. Separation from Service for Reasons other than Death. Following a Participant's separation from the service of the Employers for any reason other than death, the Participant may at any time elect to receive his or her Accounts in a single sum in cash or in whole shares if available, and in cash in lieu of fractional shares. Withdrawals from the NEES Share Fund will be made in full shares and in cash in lieu of fractional shares; provided however, a Participant may elect to receive a withdrawal from the NEES Share Fund entirely in cash; further provided, upon the occurrence of a Cash Out Merger, payments from the NEES Share Fund shall be made consistent with the operation of Section 9.3. If the Participant had not yet attained age 55 as of his or her separation from service, in lieu of a single sum payment, and
      in accordance with procedures adopted by the Benefits Committee, the
Participant may from time to time elect to receive partial payments from his or her Accounts other than his or her Elective Contribution Account in an amount determined by the Participant. Partial payments from the Elective Contribution Account shall only be available due to hardship as set forth in
Section 6.1. If the Participant attained at least age 55 as of his or her separation from service, the Participant may elect one of the optional forms of benefit payments described in Section 8.5 below. In no event may distributions be deferred by a Participant beyond his or her Required Beginning Date as set forth in Section 8.6. The proceeds of any distribution to be made all or in part in cash shall consist of the value obtained by the Trustee from the Participant's Account(s) in carrying out the transactions necessary to process the distribution.

     Notwithstanding the foregoing, if the value of a Participant's Accounts does not exceed $5,000 (or such greater amount as may be provided pursuant to Code Section 411(a)(11)), then the balance of the Accounts shall be distributed in a single lump sum. For purposes of this Section, a Participant's Account will be considered to be valued in excess of $5,000 if the value of his or her Accounts exceeds such amount at the time of the distribution in question or, for distributions before March 2, 1999, exceeded such amount at the time of any prior distribution to (or withdrawal by) the Participant under the Plan.

     If a Participant is entitled to an additional Employer contribution which has not yet been paid on the date of the distribution, the amount of the additional Employer contribution shall be (i) distributed as soon as practicable thereafter, if at the time of the distribution the Participant no longer has an Account under Plan, or (ii) credited to the Participant's Employer Account and, if the distribution is made pursuant to Section 8.5, included in the next recalculation of installments.

     8.2. Time of Distributions. Distributions after a Participant's separation from service normally will be made as soon as practicable after the Participant's election (including without limitation receipt of all required election and withdrawal forms).

     8.3.  Distributions After a Participant's Death or Disability.

     (a) Death Prior to Separation From Service. If a Participant dies prior to his or her separation from the service of the Employers, the Participant's Beneficiary will receive the Participant's Accounts not later than the fifth anniversary of the Participant's death.

     (b) Death After Separation From Service. If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant's Beneficiary will receive the vested portion of the Participant's Accounts. Distribution will be made in accordance with the provisions of Section 8.1 not later than the fifth anniversary of the Participant's death; provided, however, that if distribution to the Participant had begun following his or her separation from service in another form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant's death. Any such election must be on a form approved by the Administrator and must be received by the Administrator within such period following the Participant's death as the Administrator may prescribe. Any distribution to a Beneficiary under this Section in the form of a single sum shall consist of the value obtained by the Trustee from the Participant's Account(s) in carrying out the transactions necessary to process the distribution.

     (c)  Distributions Upon Becoming Disabled.   A Participant who is unable
to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration may elect in writing, at any time prior to retirement, to receive a lump sum distribution as soon as practicable, but not later than 60 days after the end of the Plan Year in which such election is made. A Participant shall not be considered disabled unless he or she furnishes proof of the disability in such form and manner as the Administrator requires, in accordance with the Code and the applicable regulations.

     8.4. Designation of Beneficiary. Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time in a manner approved by the Administrator. In the absence of an effective beneficiary designation, a Participant's Beneficiary shall be his or her surviving spouse, if any, or if none, the Beneficiary named in the Participant's group life insurance enrollment for insurance provided, in whole or in part, by the Employer, or if none, the Participant's estate. A nonspouse beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless,

     (a) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) on a written form approved by the Administrator and witnessed by a notary public or a duly authorized Plan representative; or

     (b) it is established to the satisfaction of the Administrator that spousal consent may not be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located (based on information supplied by a government agency or independent investigator), because of a legal separation (as determined under applicable law), or because of such other circumstances as the Secretary of the Treasury may prescribe; or

     (c) the spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified beneficiaries without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Administrator, witnessed in accordance with subparagraph (a) above, and must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right.

In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgment by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

     8.5. Optional Forms of Benefit. Following a Participant's separation from the service of the Employers for any reason after attaining at least age 55, if the value of the Participant's Accounts exceeds $5,000 (or such greater amount as may be prescribed pursuant to Code section 411(a)(11)), such Participant may elect to receive his or her Accounts in one of the following payment forms in lieu of a lump sum cash payment, provided that such election is made in accordance with procedures adopted by the Benefits Committee:

     (a) in a series of annual installments, commencing in the calendar year of retirement or the next following calendar year and continuing over a period not to exceed ten years (or, if less, the Participant's life expectancy on the earlier of the date distribution commences and the date of attaining age 70 1/2), the amount of each such installment to be equal to the lesser of (i) the balance of the Participant's Accounts, or (ii) the balance of the Participant's Account at the beginning of each Plan Year in which an annual installment is due divided by the selected installment period (such period to be reduced by the number of the Participant's taxable years which have commenced since the taxable year of the Participant in which occurred the earlier of the date distribution commenced or the date of attaining age 70 1/2);

     (b) monthly installment payments in an amount determined by the Participant from time to time; or

     (c) a portion or all of the remaining value of his or her Accounts, including his or her Elective Contribution Account.

     Except as set forth in Supplement A for certain Nantucket Electric Company employees, a distribution in the form of a joint and survivor annuity is not available under the Plan.

     8.6. Distributions Upon Required Beginning Date. If a Participant reaches his or her Required Beginning Date and has failed to elect to receive any or sufficient benefit payments (as determined in accordance with section 401(a)(9) of the Code), the Participant shall receive a series of annual installments commencing on his or her Required Beginning Date and continuing for the life expectancy of the Participant (or, if otherwise elected, and subject to the limitations set forth in the Code and regulations promulgated thereunder, the joint life and last survivor expectancy of the Participant and her/his spouse or the joint life and last survivor expectancy of participant and beneficiary (other than the spouse)). Life expectancies (except for beneficiaries) shall be recalculated annually. The amount of each installment shall be equal to the lesser of (i) the balance of the Participant's Account, or (ii) the balance of the Participant's Account at the beginning of each Plan Year in which an annual installment is due divided by the remaining number of years (life expectancy less the number of years elapsed since his or her Required Beginning Date).

     8.7.  Direct Rollovers of Eligible Distributions.

     (a) In General. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrator shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequence of not making the election. To the extent required by law, such notice shall be given no earlier than 90 days and no less than 30 days before the date of distribution. The distributee, in his or her sole discretion, may waive or reduce, in writing, the right to 30 days' notice to the extent permitted by Code Section 411(a)(11).

     (b) Definitions. For purposes of this Section, the following definitions shall apply:

     (i) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); for distributions on or after January 1, 1999, hardship distributions described in Code Section 401(k)(2)(B)(i)(IV), in accordance with Code section 402(c)(4)(C); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (ii) With respect to a distributee other than the Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

     (iii) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributed with regard to the interest of the spouse or former spouse.

     (iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     8.8.  Special Rules for Former Participants in Merged Plans.

     (a) Transferor plans subject to Code section 401(a)(11). If the vested portion of the Account of a Participant for whom accounts have been transferred under Section 4.5 from a transferor plan to which the requirements of Code section 401(a)(11) were applicable at the time of the transfer becomes payable under Section 8.1 and if the Participant elects during the 90-day period preceding his or her annuity starting date (or has elected at any time under the transferor plan) the payment of benefits in the form of a life annuity, the Participant's vested portion of his or her Accounts shall be applied to the purchase from an insurance company of a single premium nontransferable annuity contract providing (a) if the Participant is married on his or her annuity starting date, an annuity for the life of the Participant, and upon the death of the Participant providing a further annuity for the life of the spouse (to whom the Participant was married on his or her annuity starting date) in an amount equal to 50 percent of the amount of the annuity payable during the joint lives of the Participant and his or her spouse, and (b) if the Participant is not married on his or her annuity starting date, an annuity for the life of the Participant. Any Participant subject to the provisions of this Section 8.7 may elect, during the 90-day period preceding his or her annuity starting date, not to have his or her vested Account balance applied to purchase the annuity described above and either (1) to have his or her vested Account balance distributed in one of the forms described under Section 8.5 or (2) any optional form of payment provided under the transferor plan.

     If the Participant is married on his or her annuity starting date, any election pursuant to the preceding sentence shall be effective only if:

     (i) his or her spouse consents in writing to such election and, if applicable, to distribution of the Participant's vested Account balance before age 65, such consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public, and such consent either (1) specifies the form of distribution to the Participant and, if distribution is to be made in installments, any nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries), or (2) authorizes the Participant to change the form of distribution or the Beneficiary without further consent, or

     (ii) it is established to the satisfaction of the Committee that the foregoing consent may not be obtained because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe, or

     (iii) the Participant elects a joint and survivor annuity naming his or her surviving spouse as beneficiary which provides a survivor annuity greater than 50 percent of the annuity payable during the joint lives of the Participant and his or her spouse.

Any consent by a spouse under (i) above, or a determination by the Committee under (ii) above with respect to such spouse, shall be effective only with respect to such spouse and shall be obtained within 90 days prior to the annuity starting date. Any such consent shall be irrevocable. Any such consent that authorizes the Participant to change the form of distribution of the Beneficiary without further consent must acknowledge the spouse's right to limit consent to specific forms of distribution and Beneficiary and the spouse's voluntary election to relinquish such right. For purposes of this
Section 8.7, the term "annuity starting date" means the first day of the first period for which an annuity is payable under the annuity contract described above.

     (b) Transferor plans not subject to Code section 401(a)(11). If the vested portion of the Account of a Participant for whom accounts have been transferred under Section 4.5 from a transferor plan to which the requirements of code section 401(a)(11) were not applicable at the time of the transfer becomes payable under Section 8.1, the Participant may elect either (i) to have his or her vested Account balance distributed in a form described in
Section 8.1 or 8.5, or (ii) to have his or her vested Account balance distributed in any optional form of benefit provided under the transferor plan.


          ARTICLE 9.  VOTING AND DISPOSITION OF SHARES.

     9.1. Voting of Shares. Before each annual or special meeting of shareholders of the System there shall be sent to each Participant a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Shares credited to such participant's Account, which may, for purposes of such instructions only, be combined with other Shares in such participant's Accounts in other plans maintained by the Employers. Upon receipt of such instructions, the Trustee shall vote the Shares as instructed. The Trustee shall vote Shares for which it does not receive voting instructions in the same proportions as it votes the Shares held by it under the Plan for which it does receive such instructions. For the purposes of this Section, the Trustee may use the latest allocation information available to it on the record date.

     9.2.   Tender or Exchange Offers.     In the event of a tender offer or
exchange offer for the Shares, Participants shall be advised in writing as to the terms of the tender or exchange offer, and provided with a form requesting instructions to the Trustee on whether a Participant's Shares shall be tendered or exchanged. Upon receipt of such instruction, the Trustee shall then tender or exchange the Shares as instructed. A Participant's Shares for which the Trustee receives no instructions shall be deemed an affirmative instruction by the Participant not to tender or exchange the Shares. Each Participant who holds Shares in an Account(s) shall be named fiduciary for purposes of tendering and exchanging those Shares.

     A statement from the management of the System setting forth its position with respect to the tender or exchange offer may be included with the request for instructions sent to Participants. The giving of permission to the Trustee to tender or exchange shares shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of the Participant's interest in the Plan.

     For purposes of this Section 9.2, the number of Shares held by a Participant shall be determined as of the close of business on the day immediately preceding the date on which the offer commences.

     9.3. Cash Out Merger. Upon consummation of a Cash Out Merger, a Participant shall be advised in writing thereof and provided with a form requesting instructions to the Trustee on whether the Participant's right to receive cash shall be executed or whether the Participant wishes to exercise the rights, if any, of a dissenting shareholder. Upon receipt of such instructions, the Trustee shall exercise such right or submit a request for appraisal. As to a Participant's rights to which the Trustee receives no instructions within 30 days after mailing of the aforesaid advice in writing, the Participant shall be deemed to have given an affirmative instruction to exercise the right to receive cash. Each Participant who was the holder of Shares in an Account(s) shall be named fiduciary for the purpose of exercising the right to receive cash or to seek appraisal.

     A statement from the management of the System setting forth its position with respect to the Cash Out Merger may be included with the request for instructions sent to Participants. The exercise of an option to receive cash or to exercise the rights of a dissenting shareholder shall not be deemed to constitute withdrawal or suspension of the Plan or forfeiture of the Plan or the Participant's interest in the Plan.

     9.4. Investment of Proceeds of Tender Offer, Shares Received in Exchange Offer. Following a tender or exchange offer, if, pursuant to Section 9.2, a Participant has tendered his or her shares or if the Trustee tenders Shares for which it receives no instructions, any cash proceeds received shall be invested for the account of such Participant in the Investment Fund providing the most security as to principal.

     Any securities received by the Trustee in exchange for Shares shall be held in the Investment Fund in which the Shares were held.

     9.5. Investment Following Cash Out Merger. Following a Cash Out Merger, any cash proceeds received from the exercise of the rights or as a result of any exercise of the rights of a dissenting shareholder by a Participant or by the Trustee for Shares for which it received no instruction, any cash proceeds received shall be invested for the account of such Participant in the Investment Fund providing the most security to its principal.

      9.6. Confidentiality of Instructions. All instructions to the Trustee by Participants relating to proxies, tender offers, or exchange offers shall be held in strict confidence.


ARTICLE 10.  ADMINISTRATION.

     10.1. Administrator. The Plan will be administered by the Benefits Committee. Except as may be directed by the Board, no person serving as Administrator will receive any compensation for his or her services as Administrator. The Administrator will be a "named fiduciary" for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust in its capacity as Administrator.

     10.2. Powers of Administrator. The Administrator will have full discretionary power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Administrator's discretionary power will include, but will not be limited to, the following authority:

     (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

     (b)  to interpret the Plan;

     (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

     (d) to compute the amounts to be distributed under the Plan, and to determine the person or persons to whom such amounts will be distributed;

     (e)  to authorize the payment of distributions;

     (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

     (g) to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan; and

     (h) by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with ERISA section 405.

     10.3. Action. The Benefits Committee and the Benefits Appeal Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. The Benefits Committee and the Benefits Appeal Committee each may hold said meetings by telephone at its own discretion. A majority of the respective Committee's members at the time in office shall constitute a quorum for the transaction of business. All action taken at any meeting shall be by vote of the majority of the members present at such meeting, except that the Benefits Committee and the Benefits Appeal Committee may each also act without a meeting by a consent signed by a majority of its members. Any member of the Benefits Committee who is a Participant in the Plan shall not vote on any question relating to herself/himself exclusively.

     10.4. Authority to Act. The Benefits Committee and the Benefits Appeal Committee may authorize one or more of their respective members (including any former member), the officers, or agents to sign on their respective behalves any instructions, directions, notifications, or communications and the receiving person(s) may conclusively rely thereon and the information contained therein.

     10.5. Effect of Interpretation or Determination. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be binding and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

     10.6. Reliance on Tables, etc. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator.

     10.7. Claims and Review Procedures. The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

     10.8.  Denied Claims.

     (a) If any claim under the Plan shall be denied, the Benefits Committee shall:

     (i) Notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefor; and

     (ii) Afford such claimant a reasonable opportunity for a full and fair review of the decision denying the claim.

     (b) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

     (i)  Identification of pertinent provisions of the Plan;

     (ii)  Such addition information as may be relevant to denial of claim;
and

     (iii) An explanation of the claims review procedure; and advice that such claimant may request the opportunity to review pertinent plan documents and submit a statement of issues and comments.

     (c) Within sixty days following advice of denial of the claim, upon request made by any claimant for a review of such denial, the Benefits appeal Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Benefits Appeal Committee shall be empowered to hold a hearing at which such claimant shall be entitled to present in writing the basis of any claim for review.

     (d) The Benefits Appeal Committee shall render a decision within sixty days after the claimant's request for review (which may be extended to 120 days if the Benefits Appeal Committee determines it to be necessary) and shall advise the claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.

     10.9. Liability for Acts. To the extent permitted by applicable law, no member of the Benefits Committee or the Benefits Appeal Committee shall be personally liable for any error of omission or commission unless such error results from her/his own gross negligence, willful misconduct, or lack of good faith; nor shall any member of the Benefits Committee or the Benefits Appeal Committee be personally liable for any act of gross negligence, willful misconduct, or lack of good faith of any other member or members of such Benefits Committee or the Benefits Appeal Committee.

     10.10. Indemnification of Administrator and Assistants. Each Employer agrees, jointly and severally, to indemnify and defend to the fullest extent of the law any Employee or former Employee (a) who serves or has served as Administrator or on the Committee, (b) who has been appointed to assist the Administrator in administering the Plan or who so assists the Administrator in connection with his or her employment duties, or (c) to whom the Administrator has delegated any of its duties or responsibilities, against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Administrator) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

     10.11. Examination of Records. The Administrator will make available to each Participant such of its records as pertain to him or her, for examination at reasonable times during normal business hours.

     10.12. APRSC Procedures. The Administrator shall adopt procedures to facilitate the Plan's compliance with Code Section 401(a) and related provisions in accordance with the "Administrative Policy Regarding Self-Correction".


ARTICLE 11.  AMENDMENT AND TERMINATION.

     11.1. Amendment. The Board reserves the power at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable by a written instrument signed by an authorized officer of New England Power Service Company providing for such amendment. However, the Board will not have the power:

     (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by the Plan with respect to Qualified Domestic Relations Orders or the return of contributions upon nondeductibility, mistake of fact, or the failure to qualify initially), unless such amendment is required or permitted by law, governmental regulation or ruling;

     (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of any Participant, except as otherwise permitted or required by law. For purposes of this paragraph, an amendment which has the effect of decreasing a Participant's Account balance or eliminating any optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Account balance will not be less than the percentage computed under the Plan without regard to such amendment;

     (c) to amend the provisions of Sections 3.5, 15.12 or 15.36 to be effective any earlier than the following Plan Year; or

     (d) to amend the Plan in such manner as would increase the duties or liabilities of the Trustee, unless the Trustee consents thereto in writing.

Notwithstanding any provision of the Plan to the contrary, the Board may not amend or terminate the Plan between the occurrence of a Major Transaction and the payment of benefits due upon the consummation of the Major Transaction under Section 3.5, except to the extent amendments are necessary to maintain the Plan's Code section 401(a) tax qualified status or to comport with the Code or ERISA, or unless the shareholders have rescinded their approval of the Major Transaction.

     11.2. Termination. The Board has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but neither the Board nor the Administrator will have an obligation or liability whatsoever to maintain the Plan for a given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without liability whatsoever for any such discontinuance or termination. In addition, the Employers will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may cease to be Employers in a manner acceptable to the Administrator.

     11.3. Distributions upon Termination of the Plan. Upon termination of the Plan by the Administrator, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts in a single sum as soon as practicable following such termination. The amount of such distribution shall be determined as of the Business Day immediately preceding or coinciding with the date distribution is to be made. Notwithstanding the preceding sentence, if any Employer maintains or establishes a defined contribution plan (other than an employee stock ownership plan or a simplified employee pension) that benefits at least 2 percent of the employees in the terminated Plan, Accounts shall be distributed to Participants and their Beneficiaries only in a manner consistent with Code sections 401(k)(2)(B)(i)(I), (III) and (IV), and 401(k)(10)(A)(ii) and (iii).
In such case, a Participant's Accounts will be transferred, without the Participant's consent, to the other plan pending distribution.

     11.4. Merger or Consolidation of Plan; Transfer of Plan Assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated. The foregoing notwithstanding, any merger, consolidation, or transfer shall require the approval of the Board; provided, however that transfers may be made between the Plan and the National Grid USA Companies' Incentive Thrift Plan II without such approval; provided further, that Participants may elect to have their entire account balances transferred to or from an affiliated company's defined contribution plan provided at the time of the transfer (i) the other plan's trustee/recordkeeper is the same as the Plan's trustee/recordkeeper, (ii) the Participant is an employee of said affiliated company, and (iii) the other plan permits the transfer. Transfers made pursuant to the above shall be made in accordance with section 414(l) of the Code, section 208 of ERISA, and regulations promulgated thereunder and in accordance with procedures established by the Benefits Committee.


ARTICLE 12.  LIMITS ON CONTRIBUTIONS.

     12.1. Code Section 404 Limits. The sum of the contributions made by each Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by an Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

     12.2.  Code Section 415 Limits.

     (a) Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan.

     (b) Annual addition. The Administrator shall determine an "annual addition" for each Participant for each limitation year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

     (i)  Elective Contributions,

          (ii)  Qualified Nonelective Contributions,

     (iii)  Basic Matching Contributions,

     (iv)  Discretionary Matching Contributions, and

     (v) Amounts allocated to an individual medical account (as defined in Code section 415(l)(2)) which is part of a pension or annuity plan maintained by an Employer.

          (c) General limitation on annual additions. The annual addition to a Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Employers, shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the limitation in effect for the limitation year under Code section 415(b)(1)(A)), or (ii) twenty-five percent of the Participant's Compensation for such limitation year. With respect to limitation years beginning before January 1, 2000, in the case of a Participant who also participates in FAPP I, the annual addition for a limitation year will, if necessary, be further limited so that the sum of the Participant's "defined contribution plan fraction" (as determined under Code section 415(e) and the regulations thereunder) and his or her "defined benefit plan fraction" (as determined under Code section 415(e) and the regulations thereunder) for such limitation year does not exceed 1.0; provided that the benefit under FAPP I shall be limited, if appropriate, before any reductions in annual additions under this Plan.

     (d) Limitation Year. For purposes of determining the Code section 415 limits under the Plan, the "limitation year" shall be the Plan Year.

     (e) Corrections. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions made pursuant to a Contribution Agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be reduced. If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the limitation year, Employer contributions (including Qualified Nonelective Contributions and Matching Contributions) together with earnings thereon, will be reduced to the extent necessary for the limitation year. Where limitation of the Participant's annual addition under this Plan is required by reducing the Participant's Elective Contributions and amounts previously credited to a Participant's Accounts cause her/his annual addition to exceed such limitation, the Trustee will, in accordance with the instructions of the Benefits Committee, charge against the Participants' Accounts an amount (adjusted to reflect income, expenses, gain, or loss of the Trust properly attributed to the excessive credit) sufficient to permit the remaining credits to satisfy such limitation for such Plan Year. Such excess amount will then be treated in accordance with the method selected by the Benefits Committee from among those methods permitted under the Treasury Regulations promulgated under section 415 of the Code. The above limitations are intended to comply with the provisions of section 415 of the Code so that, if the limitations become applicable, the maximum benefits provided by plans of the Employers shall be exactly equal to the maximum amounts allowed under section 415 of the Code and regulations thereunder. If there is any discrepancy between the provisions of this Section 12.2 and the provisions of section 415 of the Code and Treasury Regulations promulgated thereunder, the discrepancy shall be resolved in such a way as to give full effect to the provisions of section 415 of the Code.

     12.3.  Code Section 402(g) Limits.

     (a) In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Regulation section 1.402(g)-1(d). For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:

     (i) Any elective contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(a)(8) (before applying the limits of Code section 402(g) or this section);

     (ii) Any employer contribution to a simplified employee pension (as defined in code section 408(k) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B) (before applying the limits of Code section 402(g));

     (iii) Any employer contribution to a custodial account or annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457, to the extent not includable in the individual's gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

     (iv) Any employee contribution designated as deductible under a trust described in Code section 501(c)(19) (before applying the limits of Code section 402(g)).

A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

     (b) Distribution of excess deferrals. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

     (c) Treatment of excess deferrals. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416), excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

     12.4.  Code Section 401(k)(3) Limits.

     (a) In General. Elective Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

     (b) Actual deferral ratios. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

     (i) Elective Contributions will be taken into account only if each of the following requirements are satisfied:

     (A) the Elective Contribution is allocated to the Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

     (B) the Elective Contribution relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2&half; months after the close of the Plan Year.

To the extent Elective Contributions which meet the requirements of (A) and
(B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee;

     (ii) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as electi ve deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

     (iii) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

     (iv) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k)-1(b)(5);

     (v) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

     (vi) an employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

     (vii) Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation section 1.401(m)-1(b)(5).

     (c) Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

     (i) the actual deferral percentage of the highly compensated group for the Plan Year does not exceed 125% of the prior year actual deferral percentage for the nonhighly compensated group; or

     (ii) the excess of the actual deferral percentage of the highly compensated group for the Plan Year over the prior year actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage of the highly compensated group for the Plan Year does not exceed twice the prior year actual deferral percentage of the nonhighly compensated group.

     For purposes of this Section, "prior year actual deferral percentage" for the nonhighly compensated group refers to the actual deferral percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect in accordance with Code Section 401(k)((3), applicable regulations and Internal Revenue Service guidance, to use the actual deferral percentage for the nonhighly compensated group for the current Plan Year or such other methods of applying the nondiscrimination rules as may be permitted by the Code or Regulation.

     (d) Adjustments by Administrator. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash. Any decrease in the Elective Contribution for a Participant will also be effective for purposes of determining the amount of the Matching Contribution to be made for the Participant's benefit.

     (e) Excess contributions. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees in accordance with Code section 401(k)(3) and Regulations thereunder. Any excess contributions will be distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

     (f) Distribution of excess contributions. The excess contributions of a Highly Compensated Employee who is a Participant, as adjusted for income, will be designated by the Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account and Qualified Nonelective Contribution Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Elective Contribution Account and Qualified Nonelective Contribution Account balances as of the beginning of the Plan Year plus the Participant's Elective Contributions and Qualified Nonelective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

     (g) Special rules. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

     (h) Recordkeeping requirement. The Administrator, on behalf of the Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

     (i) Effect on Matching Contributions. A Participant's Elective Contributions which are returned as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited.

     (j) Excise tax where failure to correct. If the excess contributions are not corrected within 2&half; months after the close of the Plan Year to which they relate, the Employers will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2&half; month period.

     12.5.  Code Section 401(m) Limits.

     (a) In General. Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

     (b) Actual contribution ratios. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Matching Contributions and Qualified Nonelective Contributions which are not treated as Elective Contributions made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

     (i) A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Elective Contributions for the Plan Year;

     (ii) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have Matching Contributions or employee contributions (including amount treated as Matching Contributions) allocated to his or her accounts under two or more plans maintained by an Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

     (iii) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

     (iv) Elective Contributions not applied to satisfy the Code section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-1(b)(5);

     (v) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

     (c) Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

     (i) The actual contribution percentage of the highly compensated group for the Plan Year does not exceed 125% of the prior year actual contribution percentage for the nonhighly compensated group; or

     (ii) The excess of the actual contribution percentage of the highly compensated group for the Plan Year over the prior year actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage of the highly compensated group for the Plan Year does not exceed twice the prior year actual contribution percentage of the nonhighly compensated group.

     For purposes of this Section, "prior year actual contribution percentage" for the nonhighly compensated group refers to the actual contribution percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect in accordance with Code Section 401(m), applicable regulations and Internal Revenue Service guidance, to use the actual contribution percentage for the nonhighly compensated group for the current Plan Year or such other methods of applying the nondiscrimination rules as may be permitted by the Code or Regulation.

     (d) Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.

     (e) Adjustments by Administrator. If, prior to the time all Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

     (f) Excess aggregate contributions. If the Code section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions (and any Qualified Nonelective Contribution or elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Administrator shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee in accordance with Code section 401(m) and the regulations thereunder. Any excess aggregate contributions will be distributed as provided below to the Highly Compensated Employee to which they are attributable. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

     (g) Distribution of excess aggregate contributions. A Participant's excess aggregate contributions, adjusted for income will be designated by the Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution account balances by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contribution account balances as of the beginning of the Plan Year plus the Participant's Matching Contributions for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.

     (h) Recordkeeping requirement. The Administrator, on behalf of the Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

     (i) Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2&half; months after the close of the Plan Year to which they relate, the Employers will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2&half; month period.


ARTICLE 13.  SPECIAL TOP-HEAVY  PROVISIONS.

     13.1. Provisions to apply. The provisions of this Article shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

     13.2. Minimum Contribution. For any Plan Year which is a top-heavy plan year, the Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Employers by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

     (a) If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Basic Matching Contributions, and Discretionary Matching Contributions (including forfeitures applied against any such Employer Contributions), is equal to less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410.

     (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Employer which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

     (c) If a Participant is also covered by a top-heavy defined benefit plan of an Employer, "5%" shall be substituted for "3%" above in determining the minimum contribution.

     (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary Matching Contributions and any Qualified Nonelective

Contributions (including forfeitures applied against Discretionary Matching Contributions), but not any other type of contribution, otherwise made for the Participant's benefit for such year.

     (e) If additional minimum contributions are required under this Section, the Administrator will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Employer Accounts.

     (f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) compensation less than a stated amount.

     13.3.  Adjustment to Limitation on Benefits.  For purposes of the Code section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B).

     13.4. Definitions. For purposes of these top-heavy provisions, the following terms have the following meanings:

     (a) "key employee" means a key employee described in Code section 416(i)(l), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

     (b) "top-heavy plan year" means a Plan Year if any of the following conditions exist:

     (i) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

     (ii) this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

     (iii) the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

     (c)  "top-heavy ratio":

     (i) If employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employers has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group of plans as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section 416.
Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416.

     (ii) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group of plans as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s)), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

     (iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

     (iv) The accrued benefit of a participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

     (d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

     (e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410(b).

     (f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

     (g) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.


ARTICLE 14.  MISCELLANEOUS.

     14.1. Exclusive Benefit Rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan (provided that the expenses of administering any Investment Fund consisting solely of Shares, including expenses associated with open market purchases of Shares, will be paid by the Employers), the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

     14.2. Limitation of Rights. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Employer or Administrator or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     14.3. Nonalienability of Benefits. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law. Notwithstanding any provisions of the Plan to the contrary, if the Administrator receives any Qualified Domestic
Relations Order that requires the payment of benefits hereunder or the
      segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Order and the distribution options available under the Plan.

     14.4. Rules for Withdrawals and Distributions. A withdrawal or distribution request shall be processed and distributed as soon as practicable after the request in accordance with procedures established by the Benefits Committee.

     14.5. USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u) and the Regulations thereunder.

     14.6. Miscellaneous Employer Contribution. For the purposes of alleviating any deficiencies in the Investment Fund caused by errors or misallocations, the Employers may, from time to time, subject to applicable provisions of the Code, make contributions in addition to any contribution that may be specified under the Plan. These additional contributions shall be allocated in the manner designated by the Employer at the time the additional contributions are made.

     14.7. Governing law. The Plan and Trust will be construed, administered and enforced according to the laws of Massachusetts to the extent such laws are not preempted by ERISA.


ARTICLE 15.  DEFINITIONS.

     Wherever used in the Plan, the following terms have the following meanings:

     15.1. "Accounts" mean, for any Participant, the accounts established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. References to a Participant's Elective Contribution Account, Employer Account, ESOP Transfer Account, Participant Account and Rollover Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated. References to a Participant's Qualified Nonelective Contribution Account refer to the Account to which Qualified Nonelective Contributions made on behalf of the Participant are allocated.

     15.2. "Administrator" means the New England Power Service Company or such other person appointed to administer the Plan in accordance with Article 10.

     15.3. "Annual Base Rate" means the Participant's annualized rate of pay in effect at the time of determination.

     15.4. "Base Compensation" means Compensation as described below, less overtime, premiums, awards, and bonus pay.

     15.5. "Basic Matching Contribution" means a contribution made by the applicable Employer in accordance with Section 3.3.

     15.6. "Beneficiary" means any person entitled to receive benefits under the Plan upon the death of a Participant.

     15.7. "Benefits Appeal Committee" means the committee established in accordance with New England Electric System Companies' Final Average Pay Pension Plan I.

     15.8. "Benefits Committee" means the committee established in accordance with New England Electric System Companies' Final Average Pay Pension Plan I.

     15.9. "Board" means the Board of Directors of the New England Power Service Company. The Board may designate a person or persons (including an Administrator) to carry out any fiduciary responsibilities, in accordance with ERISA section 405.

     15.10. "Business Day" means any day except (a) a Saturday, Sunday, or public holiday or (b) the equivalent thereof for the New York Stock Exchange.

     15.11. "Cash Out Merger" shall have occurred if the System is merged into or with another entity and as a result thereof all of the then outstanding publicly held Shares of the System are converted into a right to receive cash.

     15.12. "Change in Control" occurs when the conditions set forth in either of the following paragraphs shall have been satisfied:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or

     (b) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the NEES Board and any new director(s) (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (a) of this paragraph) whose election by the NEES Board or nomination for election by New England Electric System's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the NEES Board.

     15.13. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

     15.14. "Compensation" means, during the applicable Plan Year, the base, overtime, premium, and bonus pay (including awards by an Employer under the NEES Goals cash bonus plan, but not including awards by an Employer under the NEES Incentive Share Plan; provided, however, for Plan Year 1999, if a Participant elected to designate as an Elective Contribution the 1998 NEES Goals cash bonus, said award shall not be included under this definition) received by a Participant during a pay period, plus the amount of any Elective Contributions to the Plan and any salary reductions under the New England Electric System Companies Elective Benefits Plan (or other similar plans) with respect to such pay period, and in addition, Annual Individual Recognition Awards and Special Individual Recognition Awards.

     Compensation shall exclude compensation deferred under other plans, reimbur sements of expenses, payments in lieu of vacation days, Supplemental
Disability Income payments; payments made from the Short-term Disability or Long-term Disability Plans; Christmas remembrances; awards not described in the preceding paragraph; and other additional forms of earnings (including contributions made by an Employer to or under any other form of employee benefit program, such as a health insurance, pension, or severance pay plan).

     No more than $160,000 of Compensation (or such larger amount as the Secretary of the Treasury may determine pursuant to section 401(a)(17) of the
Code) shall be taken into account under the Plan.

     15.15. "Computation Period" means a 12-consecutive month period beginning with an individual's initial date of hire or any anniversary thereof. An individual's date of hire is the date on which the individual first performs an Hour of Service for an Employer.

     15.16. "Contribution Agreement" means an election made by a Participant pursuant to procedures established by the Benefits Committee that establishes the level of Elective Contributions to be made for the Participant's benefit.

     15.17. "Discretionary Matching Contribution" means a contribution made for Plan Years prior to January 1, 2000 for the benefit of a Participant by an Employer which is based upon the Financial Objective obtained by the close of the Plan Year in accordance with Section 3.4.

     15.18. "Elective Contribution", also known as "Salary Reduction Contribution", means a contribution made to the Plan for the benefit of a Participant pursuant to a Compensation Agreement.

     15.19. "Eligible Employee" means any Employee who is employed by an Employer except that Eligible Employee does not include: any individual included in a unit of employees covered by a collective bargaining agreement (unless such agreement provides for such person being included in the Plan); independent contractors; any individual who is employed and paid by an agency or a party other than an Employer in connection with services provided to an Employer; interns; or co-op students. In no event shall a "leased employee" within the meaning of Code section 414(n) become an Eligible Employee until he or she becomes actually employed by an Employer.

     Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of an Employer shall not be considered an Eligible Employee. In the event that such an individual is reclassified or deemed to be reclassified as a common law employee of an Employer who meets the definition of an Eligible Employee, the individual shall become an Eligible Employee as of the actual date of reclassification. If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be considered an Eligible Employee retroactively to the date of such reclassification.

           15.20.  "Employee" means any individual employed by an Employer, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n) and 414(o).

     15.21. "Employer" means any subsidiary or affiliate of New England Electric System, which has, by appropriate action of the Board, been designated to participate in this Plan, provided that the board of directors of the so-designated Employer has taken appropriate action to adopt the Plan.

     15.22. "Employer Account" means the account into which shall be credited the contributions made by an Employer on a Participant's behalf (but not Elective Contributions), and all income, gains and losses attributable thereto.

     15.23. "Entry Date" means the first effective payroll cutoff following that date an Employee becomes an Eligible Employee.

     15.24. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute or statutes of similar import.

     15.25. "ESOP" means the New England Electric System Companies Employee Share Ownership Plan, as amended.

     15.26. "ESOP Transfer Account" means the account into which are credited transfer contributions described in Section 3.9, and all income, gains, and losses attributable thereto.

     15.27. "FAPP I" means New England Electric System Companies Final Average Pay Pension Plan I, as from time to time amended.

     15.28. "Financial Objective" means the financial objective goal (stated in ranges) set for the year in question for the NEES Goals cash bonus plan, unless there are other than three such goals, in which case the Benefits Committee shall establish the range of the middle Financial Objective.

     15.29. "Goals Program" means the New England Electric System Companies Goals Program, as amended.

     15.30. "Highly Compensated Employee" means an Employee of an Employer who is a "highly compensated employee" within the meaning of Code section 414(q). The term "Highly Compensated Employee" includes each individual employed by an Employer who (i) during such Plan Year or preceding Plan Year, is a "5% owner" within the meaning of Code section 414(q), or (ii) during the preceding Plan Year received compensation in excess of $80,000 (as adjusted under such Code section) and was in the top-paid group of Employees of the Employer for such preceding Plan Year. An Employee is in the top-paid group of Employees for purposes of (ii) above for any Plan Year if such Employee is in the group consisting of the top 20 percent of the Employees ranked on the basis of Compensation paid during such Plan Year. Notwithstanding the foregoing definitions, the Administrator may use an alternative definition of Highly Compensated Employee to the extent permitted by Code section 414(q), which is hereby incorporated by reference.

     15.31. "Highly Compensated Participant" means a Participant who is a Highly Compensated Employee.

           15.32.  "Hour of Service".

     An Employee will receive 190 Hours of Service for each month for which the Employee is credited with at least one "Qualifying Hour". A "Qualifying Hour" consists of the following hours:

     (a) Each hour for which an individual is, directly or indirectly, paid or entitled to payment for the performance of duties as an Employee for an Employer, each such hour to be credited to such individual for the Computation Period in which the duties were performed;

     (b) Each hour for which the individual is, directly or indirectly, paid or entitled to payment as an Employee by an Employer for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the individual for the Computation Period in which such period of time occurs; provided, however, no more than 501 Hours of Service shall be credited under this subparagraph (b) to the individual on account on any single continuous period during which the individual performs no duties; and provided, further, hours under this subparagraph (b) shall be calculated and credited pursuant to section 2530.200b-2(b) and (c) of the Regulations;

     (c) Each hour not counted under subparagraph (a) or subparagraph (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid by an Employer; each such hour to be credited to the individual for the Computation Period to which the award or agreement for back pay pertains; and

     (d) Each noncompensated hour during a period of absence from an Employer for service in the armed forces of the United States if the individual returns to work for an Employer at a time when s/he has reemployment rights under Federal law.

     In crediting Hours of Service to an individual under subparagraph (b) above because of payments made or due for a period during which the individual performs no duties, (i) if such payments are calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of the individual's regularly scheduled working hours normally included in such units of time, and (ii) if such payments are not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the lesser of (A) the amount of the payments divided by the individual's most recent hourly rate of compensation (B) the number of regularly scheduled working hours which would normally be included in the period of time on account of which such payments are made. The number of Hours of Service to be credited to an individual during a period described in subparagraph (d) above will be determined by the Benefits Committee with reference to the individual's most recent normal work.

     15.33. "Investment Date" means the business day prior to the date when weekly or monthly contributions are wired from an Employer to the Trustee, which transaction involves a purchase of shares from the System.

     15.34. "Investment Fund" means each separate fund in which contributions to the Plan are invested.

     15.35. "Matching Contributions" means the Basic Matching Contributions and Discretionary Matching Contributions made for the benefit of a Participant under the Plan on account of an Elective Contribution.

     15.36. "Major Transaction" means the occurrence of the conditions set forth in any one of the following paragraphs:

     (a) the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who, prior to such merger or consolidation, constitute the NEES Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;

     (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or

     (c) the shareholders of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the NEES Board constituting at least two-thirds of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

     15.37. "New England Electric System" means New England Electric System or its successor.

     15.38. "NEES Board" means the board of directors of New England Electric System.

     15.39. "NEES Share Fund" means a fund consisting of Shares or securities issued in exchange for Shares. Unless otherwise instructed by an Officer of New England Electric System, the Trustee shall, when practical to do so, net Participants' purchases and sales of Shares within the Plan prior to purchasing or selling Shares from or to alternative sources.

     Shares may be purchased on the open market, from the System, or from another Employer benefit plan which provides for inter-plan purchase and sale of Shares. Whenever the Trustee shall be required to invest in Shares, the Trustee shall purchase Shares from the System, unless an Officer of New England Electric System instructs the Trustee to purchase the Shares from one of the other sources or a combination of the three sources.

     Whenever the Trustee shall be required to sell Shares, the Trustee shall sell the Shares to the System, unless an Officer of New England Electric System instructs the Trustee to sell the Shares on the open market or to another Employer benefit plan which provides for inter-plan purchase and sale of Shares or a combination of the three.

     If Shares are netted between Participants or between Participants and participants from another Employer benefit plan, the price shall be computed based upon the closing price for Shares on the New York Stock Exchange -

Composite Transactions at the closing of the New York Stock Exchange, on the Business Day prior to the particular transaction; provided, however, to the extent Shares are netted in more than a single transaction during a given day or period, as applicable, the price of Shares shall reflect the average price of Shares netted during that period; provided, further, if the Shares are National Grid Group American Depository Receipts, the price will be computed based upon the market value of the underlying securities at close of the London Stock Exchange on the Business Day prior to the particular transaction and based upon such other necessary assumptions as an Officer shall approve from time to time.

     If Shares are purchased on the open market, the price will be computed at the average purchase price of all Shares purchased during that day or period, as applicable. If Shares are purchased from the System, the price will be computed on the basis of the average of high and low prices on the New York Stock Exchange - Composite Transactions as reported in The Wall Street Journal for the five consecutive trading days ending with the applicable Investment Date; provided, however, if the Shares are National Grid Group American Depository Receipts, the price will be computed based upon the market value of the underlying securities at closing of the London Stock Exchange on the Investment Date.

     If Shares are sold on the open market, the price will be computed at the average sale price of all Shares sold during that day or period, as applicable. If Shares are sold to the System, the price will be computed on the basis of the average of the high and low prices on the New York Stock Exchange - Composite Transactions at the closing of the New York Stock Exchange for the trading day on which the Shares are sold; provided, however, if the Shares are National Grid Group American Depository Receipts, the price will be computed based upon the market value of the underlying securities at closing of the London Stock Exchange on the business day prior to the date they are sold.

     If there is not trading in the Shares on the New York Stock Exchange for a substantial amount of time during the period of computation, or reporting of Share transactions for any day in the period does not take place or is subject to reporting error, the value of the Shares shall be determined by the System on the basis of such market quotations or other method as the System and the Trustee shall deem appropriate.

     To the extent Shares are purchased from or sold to more than one source during any given day or period, as applicable, the price of Shares shall reflect the average price of Shares purchased from or sold to the System or the open market for that day or period.

     15.40. "Nonparticipating Employee" means any person in the employ of an Employer who is included in a unit of employees covered by a collective bargaining agreement, unless such agreement provides for such person being included in the Plan.

     15.41.  "Normal Retirement Age" means age 55.

     15.42. "Officer" means the Chairman, President, Chief Financial Officer or Treasurer of New England Electric System or its successor, provided the successor is organized under the laws of the United States.

     15.43. "Participant" means each Eligible Employee and former Eligible Employee who participates in the Plan pursuant to Article 2 of the Plan.

     15.44. "Participant Account" means the account into which are credited the contributions made by a Participant, if any, prior to January 1, 1983, and all income, gains, and losses attributable thereto.

     15.45.  "Plan Year" means the 12-month period ending each December 31.

     15.46. "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

     15.47. "Prior Plan" means the New England Electric System Companies Incentive Thrift Plan I as in effect prior to the effective date of this amendment and restatement.

     15.48. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     15.49. "Qualified Nonelective Contribution" means a contribution made in the discretion of the Employers which is designated by the Employers as a Qualified Nonelective Contribution.

     15.50. "Regulation" means a regulation issued by the Department of Treasury, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, or similar pronouncement issued by the Internal Revenue Service.

     15.51. "Required Beginning Date" means the latest date by which distributions to a Participant are required to begin under Code section 401(a)(9), which is hereby incorporated into the Plan by reference.

     15.52. "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions asset forth in the Plan.

     15.53. "Rollover Account" means the account into which are credited Rollover Contributions, if any, and/or assets transferred from the Participant's Goals Program Account, if any, and all income, gains and losses attributable thereto.

     15.54.  "Section" means a section of the Plan.

     15.55. "Shares" means common shares (or such other securities which represent or are comparable to common shares) of the System.

     15.56. "System" means New England Electric System and/or any parent, affiliate, successor or successors.

     15.57. "Trust" means the trust established in conjunction with the Plan, together with any and all amendments thereto.

     15.58. "Trustee" mean the person or persons who are at any time the acting trustee under the Trust as so designated by the Board.

     15.59. "Trust Fund" means the property held in trust by the Trustee for the benefit of Participants, Qualified Domestic Relations Order alternate payees, and Beneficiaries.

     15.60. "Year of Service for Participation" means a Computation Period during which an individual has accumulated at least 1,000 Hours of Service.

     IN WITNESS WHEREOF, the Board has caused this instrument to be signed in its name and on its behalf by its duly authorized officer, this ______ day of __________, 2000.

                         NEW ENGLAND POWER SERVICE COMPANY



                         By:        William F. Dowd

      "SUPPLEMENT A" TO
THE NEW ENGLAND ELECTRIC SYSTEM COMPANIES
INCENTIVE THRIFT PLAN


1.The merger of that Portion of the Nantucket Electric Company 401(k) Plan Attributable to Nantucket Non-union Employees. Effective as of October 1, 1996 (the "Merger Effective Date"), that portion of the Nantucket Electric Company 401(k) Plan (the "Nantucket Plan") pertaining to Nantucket Non-union Employees is merged with and into the Plan. For purposes of this Supplement A, the term "Nantucket Non-union Employees" means a person (i) who was an employee of Nantucket Electric Company who was not included in a unit of employees covered by a collective bargaining agreement as to which retirement benefits had been the subject of good faith bargaining, and (ii) who, immediately prior to the Merger Effective Date, was a participant in the Nantucket Plan.

2.Treatment of Nantucket Non-union Employees. Notwithstanding any other provision of the Plan to the contrary,

a.as of the Merger Effective Date, Nantucket Electric Company will constitute an Employer under the Plan, as defined under Section 14.14, and each Nantucket Non-union Employee will become a Participant in the Plan and thereafter will be subject to the provisions of the Plan as they may be amended or restated form time to time, except as provided in this Supplement A;

b.as of the Merger Effective Date, all liabilities and assets of the Nantucket Plan pertaining to the Nantucket Non-union Employees will be transferred to, assumed by, and become a part of the Plan and the trust thereunder;

c.as of the Merger Effective Date, each Nantucket Non-union Employee will have an amount credited to his or her Accounts under the Plan that is at least equal to the amounts which he or she had credited to his or her accounts under the Nantucket Plan immediately prior to the Merger Effective Date;

d.each Nantucket Non-union Employee who was fully vested under the Nantucket Plan will be fully vested at all times under the Plan, and each Nantucket Non-union Employee who was not fully vested under the Nantucket Plan will become vested in his or her Accounts in accordance with Section 5.1 of the Plan, but in any event no less rapidly than under the Nantucket Plan;

e.for periods following the Merger Effective Date, the amounts credited to the Account of each Nantucket Non-union Employee under the Plan will be calculated pursuant to Article IV of the Plan;

f.each Nantucket Non-union Employee will be entitled to elect to receive, in the form of any distribution option available under the Nantucket Plan, such portion of his or her Accounts under the Plan as is equal to the amount that he or she had credited under the Nantucket Plan immediately prior to the Merger Effective Date;

g.each Nantucket Non-union Employee who was not a participant in the Nantucket Plan immediately before the Merger Effective Date will become a Participant in the Plan pursuant to Article III and thereafter will be subject to the provisions of the Plan as they may be amended or restated from time to time; and h.for purposes of determining a Year of Service and a Computation Period under the Plan, employees of Nantucket Electric Company who (in accordance with this Supplement A) become eligible to participate in the Plan as of the Merger Effective Date will be credited with an Hour of Service for each of his or her "Hours of Service" under the Nantucket Plan (as determined under the Nantucket Plan).